EXHIBIT 23(c)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form F 4 of Stratos Global Corporation of our report dated December 28, 2005 except for the restatement disclosed in Note 18 and 19, as to which the date is May 11, 2006, relating to the financial statements of Xantic B.V., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.
PricewaterhouseCoopers Accountants N.V.
/s/ F.P. Izeboud RA CPA
Amsterdam, The Netherlands
September 18, 2006